EXHIBIT 99.1
Complete Production Services, Inc. Reports Second Quarter 2009 Results and Pay-Down of Revolving Credit Facility
Houston, August 4, 2009 (Business Wire) — Complete Production Services, Inc. (NYSE: CPX) today reported second quarter revenue of $238.4 million, EBITDA (as defined below) of $28.5 million, operating loss of $22.9 million and a net loss of $25.8 million, or $0.34 per diluted share. Second quarter results include $2.7 million of pre-tax, non-cash charges associated with fixed asset and inventory write downs.
“Despite very challenging market conditions, we continued to generate strong cash flow from operations,” commented Joe Winkler, Chairman and CEO. “Minimizing capital expenditures, reducing working capital and continuing our cost savings initiatives enabled us to pay down the remaining $77.2 million balance on our revolving credit facility. Today we have no scheduled material principal payments on long-term debt until December 2016.”
Revenue for the Completion and Production Services segment during the second quarter of 2009 was $196.4 million, down approximately 32% from the prior quarter due to the continued decline in activity and corresponding pricing pressure. Adjusted EBITDA (adjusted for the non-cash charges associated with the asset and inventory write-downs) for the segment was $34.1 million, which compares to the prior quarter’s adjusted EBITDA of $71.1 million. Adjusted EBITDA margin for the segment during the second quarter was 17.4% versus 24.7%, for the quarter ending March 31, 2009.
Second quarter Drilling Services segment revenue was $24.7 million, down 30% from the prior quarter. Segment EBITDA margins in the second quarter of 2009 declined to 14.4% from 19.5% in the first quarter of 2009.
“While market conditions appear to be stabilizing, we are not prepared to call the bottom of activity. Our focus in the third quarter remains the same as it was in the second — we will continue to protect our market positions in key resource play basins, focus on execution at the field level, enhance our liquidity and appropriately adjust our cost structure to market conditions.”
“Our dedicated workforce has done an outstanding job in this difficult environment, and we are confident their actions will allow us to capitalize on the eventual recovery,” concluded Mr. Winkler.
In the second quarter of 2009, management discovered accounting errors at one of its operations in the Rocky Mountain region, which occurred in prior years and would have impacted operating results for the years ended December 31, 2006, 2007 and 2008. The majority of the errors were due to a flawed revenue accrual process and ineffective controls over inventory within this operation. Under the guidance of Staff Accounting Bulletin (“SAB”) No. 99, “Materiality” and SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company has determined the errors are immaterial to its consolidated financial statements for all prior periods. Since the impact of correcting the cumulative prior period errors would be material to the results of operations for the quarter ended June 30, 2009, the Company has corrected these errors as of June 30, 2009 and made the required adjustments to reported results for the comparative quarter and six months ended June 30, 2008. In addition, the Company has adjusted the previously published balance sheet at December 31, 2008, decreasing beginning retained earnings by $8.4 million.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss second quarter 2009 results on Wednesday, August 5, 2009 at 2:00 p.m. Eastern Time. To participate in the live conference call, dial (800) 261-3417 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 63557383. The conference call will be available for replay beginning at 5:00 p.m., August 5, 2009 and will be available until August 12, 2009. To access the conference call replay, please call (888) 286-8010 and use the passcode: 19788653. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking include statements regarding future market conditions, the Company’s business objectives in the third quarter of 2009 and the Company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other risks described in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, EBITDA and Adjusted EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization, and minority interest. Adjusted EBITDA is calculated as EBITDA before fixed asset and inventory write-downs and loss on non-monetary asset exchange. EBITDA and Adjusted EBITDA are not substitutes for GAAP measures of earnings and cash flow. EBITDA and Adjusted EBITDA are used in this press release because our management considers these measures as important supplemental measures of performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2009 and 2008
(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
		Revised		Revised
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$221,150	$423,608	$544,067	$825,996
Products	17,248	15,237	31,012	27,452

	238,398	438,845	575,079	853,448

Cost of services	150,773	261,464	361,986	506,950
Cost of products	13,492	10,730	23,987	18,550
General and administrative expense	45,633	50,811	94,911	95,454
Depreciation and amortization	51,402	43,063	103,091	82,337

	261,300	366,068	583,975	703,291

Income (loss) from continuing operations before interest and taxes	(22,902)	72,777	(8,896)	150,157

Interest expense	13,899	14,854	28,357	30,200
Interest income	(20)	(101)	(30)	(157)

Income (loss) from continuing operations before taxes	(36,781)	58,024	(37,223)	120,114

Tax provision	(10,949)	19,706	(11,055)	42,018

Income (loss) from continuing operations	$(25,832)	$38,318	$(26,168)	$78,096

Loss from discontinued operations (net of tax)	—	(6,857)	—	(4,706)

Net income (loss)	$(25,832)	$31,461	$(26,168)	$73,390

Basic earnings (loss) per share:
Continuing operations	$(0.34)	$0.52	$(0.35)	$1.07
Discontinued operations	$—	$(0.09)	$—	$(0.06)

	$(0.34)	$0.43	$(0.35)	$1.01

Diluted earnings (loss) per share:
Continuing operations	$(0.34)	$0.51	$(0.35)	$1.05
Discontinued operations	$—	$(0.09)	$—	$(0.06)

	$(0.34)	$0.42	$(0.35)	$0.99

Weighted average shares outstanding:
Basic	75,036	73,171	74,966	72,866
Diluted	75,036	74,407	74,966	74,059

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2009 and December 31, 2008
(in thousands)

		Revised
	June 30,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Assets:
Cash	$22,033	$18,500
Other current assets	264,045	420,877
Property, plant and equipment, net	1,073,410	1,166,686
Goodwill	341,512	341,592
Other long-term assets	36,750	39,698

Total assets	1,737,750	1,987,353

Liabilities and stockholders’ equity:
Current liabilities	87,113	136,440
Long-term debt	650,170	843,842
Long-term deferred tax liabilities	156,844	146,360

Total liabilities	894,127	1,126,642

Common stock	752	748
Treasury stock	(325)	(202)
Additional paid-in capital	630,843	623,988
Retained earnings	197,507	223,675
Cumulative translation adjustment	14,846	12,502

Total stockholders’ equity	843,623	860,711

Total liabilities and stockholders’ equity	$1,737,750	$1,987,353

Complete Production Services, Inc.
Cash Flow Data
For the Six Months Ended June 30, 2009
(in thousands)

June 30,
2009
(unaudited)
Cash flows provided by/(used for):
Operating activities	$219,726
Investing activities:
Capital expenditures	$(22,760)
Other investing activities	$8,218
Financing activities	$(201,362)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2009 and 2008, and March 31, 2009
And for the Six Months Ended June 30, 2009 and 2008
(in thousands, except percentages)

	Quarter Ended
		Revised
	June 30,	June 30,	March 31,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$196,441	$366,416	$287,526
Drilling services	24,709	57,192	35,391
Products	17,248	15,237	13,764

Total revenues	$238,398	$438,845	$336,681

EBITDA: (1)
Completion and production services	$31,424	$105,199	$66,224
Drilling services	3,569	15,512	6,887
Products	2,085	3,532	2,551
Corporate and other	(8,578)	(8,403)	(9,967)

Total EBITDA	$28,500	$115,840	$65,695

EBITDA as a % of Revenue:
Completion and production services	16.0%	28.7%	23.0%
Drilling services	14.4%	27.1%	19.5%
Products	12.1%	23.2%	18.5%
Total	12.0%	26.4%	19.5%

	Six Months Ended
		Revised
	June 30,	June 30,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$483,967	$715,493
Drilling services	60,100	110,503
Products	31,012	27,452

Total revenues	$575,079	$853,448

EBITDA: (1)
Completion and production services	$97,648	$214,300
Drilling services	10,456	27,728
Products	4,635	6,822
Corporate and other	(18,544)	(16,356)

Total EBITDA	$94,195	$232,494

EBITDA as a % of Revenue:
Completion and production services	20.2%	30.0%
Drilling services	17.4%	25.1%
Products	14.9%	24.9%
Total	16.4%	27.2%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results 2008 exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended June 30, 2009 and 2008, and March 31, 2009
And the Six Months Ended June 30, 2009 and 2008
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2009:
EBITDA	$31,424	$3,569	$2,085	$(8,578)	$28,500
Depreciation & amortization	44,723	5,488	624	567	51,402

Operating income (loss)	$(13,299)	$(1,919)	$1,461	$(9,145)	$(22,902)

Quarter Ended June 30, 2008 (Revised):
EBITDA	$105,199	$15,512	$3,532	$(8,403)	$115,840
Depreciation & amortization	37,024	4,888	559	592	43,063

Operating income (loss)	$68,175	$10,624	$2,973	$(8,995)	$72,777

Quarter Ended March 31, 2009:
EBITDA	$66,224	$6,887	$2,551	$(9,967)	$65,695
Depreciation & amortization	44,926	5,548	634	581	51,689

Operating income (loss)	$21,298	$1,339	$1,917	$(10,548)	$14,006

Six Months Ended June 30, 2009:
EBITDA	$97,648	$10,456	$4,635	$(18,544)	$94,195
Depreciation & amortization	89,649	11,036	1,258	1,148	103,091

Operating income (loss)	$7,999	$(580)	$3,377	$(19,692)	$(8,896)

Six Months Ended June 30, 2008 (Revised):
EBITDA	$214,300	$27,728	$6,822	$(16,356)	$232,494
Depreciation & amortization	70,777	9,304	1,105	1,151	82,337

Operating income (loss)	$143,523	$18,424	$5,717	$(17,507)	$150,157

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended June 30, 2009 and March 31, 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2009:
Adjusted EBITDA	$34,095	$3,569	$2,085	$(8,578)	$31,171
Fixed asset and inventory write-down	2,671	—	—	—	2,671

EBITDA	31,424	3,569	2,085	(8,578)	28,500
Depreciation and amortization	44,723	5,488	624	567	51,402

Operating income (loss)	$(13,299)	$(1,919)	$1,461	$(9,145)	$(22,902)

Quarter Ended March 31, 2009:
Adjusted EBITDA	$71,092	$6,887	$2,551	$(9,967)	$70,563
Loss on non-monetary asset exchange	4,868	—	—	—	4,868

EBITDA	66,224	6,887	2,551	(9,967)	65,695
Depreciation and amortization	44,926	5,548	634	581	51,689

Operating income (loss)	$21,298	$1,339	$1,917	$(10,548)	$14,006